FIRST EXTENSION OF LEASE

     THIS EXTENSION OF LEASE is made on April , 1997, between VIRGINIA MERRITT and KIM MERRITT CAMPOT, as Trustees of the BOWMAN MERRITT AND VIRGINIA MERRITT 1987 TRUST ("Lessor"), whose address is 1119 23rd Street, #7, Santa Monica, California 90403, and XOMA CORPORATION ("Lessee"), whose address is 2910 Seventh Street, Berkeley, California 94710, who agree as follows:

     1. Recitals. This Extension of Lease is made with reference to the following facts and objectives:

     A. Lessor and Lessee entered into a written lease dated October 12, 1992 ("the Lease"), in which the Lessor leased to Lessee, and Lessee leased from Lessor, premises located in the City of Santa Monica, County of Los Angeles, California, commonly known as 1545 17th Street, Santa Monica, California ("Premises").

     B. The term of the Lease expires on October 12, 1997.

     C. The parties desire to extend the term for an additional period of three
(3) years.

     2. Extension of Term. The term of the Lease shall be extended for an additional period of three (3) years from and after October 13, 1997 so that the term of the Lease shall extend to and include October 12, 2000.

     3. Minimum Monthly Rent. Commencing October 13, 1997, the Minimum Monthly Rent for the extended term shall be $19,200.00 and shall be payable pursuant to the provisions of the Lease. The next rent adjustment under Article 47.1 of the Lease shall be on November 1, 1998.

     4. Effectiveness of Lease. Except as set forth in this Extension of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

LESSOR:                             LESSEE:

BOWMAN MERRITT AND VIRGINIA         XOMA CORPORATION
MERRITT 1987 TRUST

By /s/ Virginia Merritt             By /s/ W. Courtney McGregor 4/23/97

By       /s/ Kim Merritt Campot
         Kim Merritt Campot,
         Trustee